EXHIBIT 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 2000 relating to the consolidated financial statements and financial statement schedule of 3D Systems Corporation as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which appear in 3D Systems Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
February 28, 2002